Exhibit 10.1

Execution Version

SECOND AMENDMENT TO

CREDIT AGREEMENT

dated as of October 19, 2016

among

RICE MIDSTREAM PARTNERS LP,

as Parent Guarantor,

RICE MIDSTREAM OPCO LLC,

as Borrower,

The Guarantors Party Hereto,

WELLS FARGO BANK, N.A.,

as Administrative Agent,

and

The Lenders Party Hereto

BARCLAYS BANK PLC,

as Syndication Agent

WELLS FARGO SECURITIES, LLC,

and

BARCLAYS BANK PLC,

as Joint Lead Arrangers and Joint Bookrunners

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Second Amendment”), dated as of October 19, 2016 (the “Second Amendment Effective Date”), is among RICE MIDSTREAM OPCO LLC, a Delaware limited liability company (the “Borrower”); RICE MIDSTREAM PARTNERS LP, a Delaware limited partnership, as a parent guarantor (the “Parent”); each of the other undersigned guarantors (including the Vantage Midstream Entities (as defined below), the “Guarantors”, and together with the Parent and the Borrower, the “Credit Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of December 22, 2014 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent and the Lenders that (i) REI has entered into a Purchase and Sale Agreement dated as of September 26, 2016 (the “Vantage Acquisition Agreement”) with Vantage Energy Investment LLC, Vantage Energy Investment II LLC, Vantage Energy, LLC and Vantage Energy II, LLC (all such parties to the Vantage Acquisition Agreement other than REI, collectively, the “Vantage Parties”), pursuant to which REI and/or its subsidiaries will acquire the Company Interests (as defined in the Vantage Acquisition Agreement), (ii) the Parent has entered into a Purchase and Sale Agreement dated as of September 26, 2016 (the “Midstream Dropdown Agreement”) with REI pursuant to which, contemporaneously with but immediately following REI’s direct or indirect acquisition of the Company Interests described in the foregoing clause (i), REI will convey, or cause to be conveyed, to Rice Poseidon 100% of the outstanding Equity Interests in each of Vantage Energy II Access, LLC, a Delaware limited liability company, and Vista Gathering, LLC, a Delaware limited liability company (such entities, collectively, the “Vantage Midstream Entities”, the Midstream Properties owned by the Vantage Midstream Entities, the “Vantage Midstream Assets”, and the Borrower’s direct or indirect acquisition of the Equity Interests in the Vantage Midstream Entities and the Vantage Midstream Assets, the “Vantage Midstream Acquisition”), and (iii) upon consummation of the Vantage Midstream Acquisition, each of the Vantage Midstream Entities will become Restricted Subsidiaries and Guarantors under the Credit Agreement.

C. The parties hereto desire to amend certain terms of the Credit Agreement as set forth herein to, among other things, increase the aggregate Commitments of the Lenders under the Credit Agreement from $450,000,000 to $850,000,000 in connection with the Vantage Midstream Acquisition.

D. The Borrower has requested that Citizens Bank NA, JPMorgan Chase Bank, N.A., Deutsche Bank AG New York, The Huntington National Bank and ABN AMRO Capital USA

LLC (each, a “New Lender” and, collectively, the “New Lenders”) become Lenders under the Credit Agreement with a Commitment in the amount as shown on Annex I to the Credit Agreement (as amended hereby).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Second Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Second Amendment (including in the recitals hereto) refer to the Credit Agreement.

Section 2. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement shall be amended effective as of the Second Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definitions which shall read in full as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of October 19, 2016 among the Parent, the Borrower, the other Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” means October 19, 2016.

“Vantage Midstream Acquisition” has the meaning given to such term in the Second Amendment.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

2.2 Amended Definitions. The following definitions contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Parent, the Borrower or any of their Affiliates from time to time concerning or relating to money-laundering, bribery or corruption, including the FCPA.

“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the grid below based upon the Consolidated Total Leverage Ratio, determined as provided below in this definition:

Level	Consolidated Total Leverage Ratio	Eurodollar Loans	ABR Loans	Commitment Fee Rate
1	Less than 3.00 to 1.00	2.000%	1.000%	0.375%
2	Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.250%	1.250%	0.375%
3	Greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	2.500%	1.500%	0.500%
4	Greater than or equal to 4.00 but less than 4.50 to 1.00	2.750%	1.750%	0.500%
5	Greater than or equal to 4.50 to 1.00	3.00%	2.00%	0.500%

For purposes of this definition, the Consolidated Total Leverage Ratio shall be calculated quarterly, as of the last day of each fiscal quarter of the Borrower. Each change in the Applicable Margin resulting from a calculation of the Consolidated Total Leverage Ratio shall become effective on and after the date on which financial statements for such fiscal quarter and a compliance certificate showing such calculation are delivered to the Lenders pursuant to Section 8.01(a), (b) or (c) and shall remain in effect until the next such financial statements and compliance certificate are so delivered; provided, however, that (x) if at any time the Parent and the Borrower fail to deliver any financial statements or a compliance certificate required by Section 8.01(a), (b) or (c), as applicable, then, for the period commencing on the date of such Default and ending on the date on which such Default is cured, the “Applicable Margin” means the rate per annum set forth on the grid when the Consolidated Total Leverage Ratio is at level “5” in the grid set forth above and (y) subject to the foregoing clause (x), for the period commencing on the Second Amendment Effective Date and until the date on which the financial statements and compliance certificate for the fiscal quarter ending on September 30, 2016 are delivered pursuant to Section 8.01(b) and (c), the “Applicable Margin” means the rate per annum set forth on the grid when the Consolidated Total Leverage Ratio is at level “1” in the grid set forth above. In the event that any financial statement or compliance certificate delivered pursuant to Section 8.01(a), (b) or (c) is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, and only in such case, then the Parent and the Borrower shall immediately (i) deliver to the Administrative Agent a corrected compliance certificate for such Applicable Period, (ii) determine the Applicable Margin for such Applicable Period based upon the corrected compliance certificate, and (iii) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 4.01. The preceding sentence is in addition to rights of the Administrative Agent and Lenders with respect to Sections 3.02(c), 10.01 and 10.02 and other of their respective rights under this Agreement.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be modified from time to time pursuant to Section 2.06 and modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The initial amount of each Lender’s Commitment is set forth on Annex I hereto, in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment or in the Additional Lender Agreement pursuant to which any Additional Lender shall have provided any Additional Commitment, as applicable. The aggregate amount of the Lenders’ Commitments on the Second Amendment Effective Date is $850,000,000.

“Continuing Director” means, at any date, an individual (a) who is a director of the General Partner on the Effective Date, (b) who, as of the date of determination, has been a director of the General Partner for at least the twelve preceding months, (c) who has been nominated to be a director of the General Partner, directly or indirectly, by REI and/or its subsidiaries or Persons nominated by REI and/or its subsidiaries, (d) who is nominated, appointed or approved for consideration by shareholders for election by the board of directors of the General Partner, or (e) who is appointed by directors so nominated, appointed or approved.

“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, the Fee Letter, the Letter of Credit Agreements, the Letters of Credit, any Intercreditor Agreement and the Security Instruments.

“Sanctioned Country” means, at any time, a country, territory or region which is itself, or whose government is, the subject or target of any Sanctions (including, at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

2.3 Amendment to Definition of “Defaulting Lender”. Clause (d) immediately prior to the proviso of the definition of “Defaulting Lender” contained in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or insolvency law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become subject to a Bail-In Action;

2.4 Amendment to Section 2.06(c) of the Credit Agreement. Section 2.06(c)(iv)(A) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(A) such increase shall not be less than $50,000,000 unless the

Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the aggregate value of all increases to the Commitments following the Second Amendment Effective Date and during the remainder of the Availability Period would exceed $200,000,000;

2.5 Amendment to Section 4.04 of the Credit Agreement. The last sentence of Section 4.04(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Subject to Section 12.17, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

2.6 Amendment to Section 7.20 of the Credit Agreement. Section 7.20 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 7.20 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used 2.7 to fund Capital Expenditures and permitted investments, 2.8 to provide working capital, and 2.9 for general business purposes, including fees and expenses. The Parent and the Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and the Parent and the Borrower shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, or lend, contribute or otherwise make available, the proceeds of any Borrowing or Letter of Credit to any subsidiary, joint venture partner or any other Person (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would knowingly or negligently result in the violation of any Sanctions applicable to any party hereto (whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise).

2.7 New EU Bail-In Representation and Warranty. A new Section 7.26 is hereby added to the Credit Agreement immediately following Section 7.25 thereof, which new Section 7.26 shall read in full as follows:

Section 7.26 EEA Financial Institutions. None of the Parent, the Borrower and the Restricted Subsidiaries is an EEA Financial Institution.

2.8 Amendment to Section 8.03 of the Credit Agreement. Section 8.03 of the Credit Agreement is hereby amended by adding a new sentence at the end of such Section, which new sentence shall read in full as follows:

Parent and the Borrower will, and will cause each Restricted Subsidiary to maintain its legal existence in Delaware, another State within the United States of America or the District of Columbia.

2.9 Amendments to Articles VIII and IV of the Credit Agreement. The lead-in sentence of Article VIII and Article IX of the Credit Agreement are hereby amended by (a) deleting the phrase “all Letters of Credit have expired” and (b) inserting in place of such phrase, the phrase “all Letters of Credit have expired (without any pending drawings thereon)”.

2.10 Amendment to Section 12.05(a) of the Credit Agreement. Section 12.05(a) of the Credit Agreement is hereby amended by (a) deleting the phrase “any Letter of Credit is outstanding” and (b) inserting in place of such phrase, the phrase “any Letter of Credit is outstanding (or any drawing is pending on any Letter of Credit)”.

2.11 New EU Bail-In Agreement and Acknowledgement. A new Section 12.17 is hereby added to the Credit Agreement immediately following Section 12.16 thereof, which new Section 12.17 shall read in full as follows:

Section 12.17 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

The provisions of this Section 12.17 are intended to comply with, and shall be interpreted in light of, Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union.

2.12 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Second Amendment and any Borrowings made on the Second Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Second Amendment) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Second Amendment), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Second Amendment) of the aggregate Revolving Credit Exposure of all Lenders and (d) upon request by each applicable Lender, the Borrower shall be required to make any break funding payments owing to such Lender that are required under Section 5.02 of the Credit Agreement as a result of the Loans and adjustments described in this Section 2.12. For the avoidance of doubt, the increase in the aggregate Commitments of the Lenders effected by this Second Amendment shall not be deemed to be an exercise by the Borrower of Section 2.06(c) of the Credit Agreement, and immediately after giving effect to this Second Amendment, the amount by which the Borrower may optionally increase the Commitments under Section 2.06(c) of the Credit Agreement during the remainder of the Availability Period (subject to the conditions set forth in Section 2.06(c)(ii) of the Credit Agreement) remains $200,000,000.

2.13 Replacement of Schedule 7.14. Schedule 7.14 to the Credit Agreement is hereby replaced in its entirety with Schedule 7.14 attached hereto and Schedule 7.14 attached hereto shall be deemed to be attached as Schedule 7.14 to the Credit Agreement.

Section 3. Conditions Precedent. The effectiveness of this Second Amendment is subject to the following:

3.1 The Administrative Agent shall have received counterparts of this Second Amendment from the Credit Parties, each New Lender, each other Lender whose Commitment is increasing in connection with this Second Amendment, and, in any event, from Lenders constituting the Majority Lenders (with the determination of “Majority Lenders” occurring immediately prior to giving effect to this Second Amendment).

3.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date including, without limitation, the amendment consent fees described in Section 3.3 below and the Commitment increase fees described in Section 3.4 below, in each case to the extent invoiced at least two Business Days prior to the Second Amendment Effective Date (or such later late as the Borrower may agree in its sole discretion).

3.3 The Administrative Agent shall have received, for the account of each of the Consenting Lenders (as defined below), amendment consent fees in an aggregate amount for each such Consenting Lender equal to five basis points (0.05%) of such Consenting Lender’s Commitment that was in effect immediately prior to giving effect to Section 2.12 hereof. As used herein, “Consenting Lender” means each Lender that was party to the Credit Agreement immediately prior to the Second Amendment Effective Date that has executed and delivered this Second Amendment on or prior to the Second Amendment Effective Date.

3.4 The Administrative Agent shall have received, for the account of each of the Increasing Lenders (as defined below), Commitment increase fees in an aggregate amount for each such Increasing Lender equal to fifty basis points (0.50%) of the amount of such Increasing Lender’s Increased Commitment (as defined below). As used herein, “Increasing Lender” means each Lender (including the New Lenders) whose Commitment after giving effect to Section 2.12 hereof exceeds such Lender’s Commitment, if any, that was in effect immediately prior to giving effect to Section 2.12 hereof, and “Increased Commitment” means the amount of such excess.

3.5 The Administrative Agent shall have received duly executed Notes payable to each Lender (including each New Lender) that has requested a Note on or prior to the Second Amendment Effective Date in a principal amount equal to its Commitment (as amended hereby) dated as of the Second Amendment Effective Date.

3.6 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (a) that the Credit Parties, REI and the Vantage Parties have each received all consents and approvals necessary for the consummation of the Vantage Midstream Acquisition to the extent the failure to obtain such consents and approvals would permit REI, the Parent or the Borrower to terminate the Vantage Acquisition Agreement or the Midstream Dropdown Agreement, as applicable, (b) that concurrently with the effectiveness of this Second Amendment and the Borrowings to be made on the Second Amendment Effective Date, (i) REI is consummating the transactions contemplated by the Vantage Acquisition Agreement and (ii) the Credit Parties are consummating the Vantage Midstream Acquisition, in each case substantially in accordance with the terms of the Vantage Acquisition Agreement and Midstream Dropdown Agreement, as applicable (without waiver or amendment of any term or condition of either such agreement in any manner materially adverse to the interests of the Lenders without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed)), (c) as to the final purchase price (and form of consideration, which shall all be in cash) being paid by the Credit Parties to REI as consideration for the Vantage Midstream Acquisition after giving effect to all adjustments (if any) as of the closing date contemplated by the Midstream Dropdown Agreement, (d) that the Parent shall have issued Equity Interests in accordance with Section 3.7 below, (e) the Credit Parties do not have any Debt for borrowed money other than Debt under the Loan Documents and Debt permitted under the Credit Agreement, and (f) since September 26, 2016, the Credit Parties have not disposed of Collateral having a fair market value in excess of $5,000,000 in the aggregate.

3.7 The Administrative Agent shall have received evidence reasonably satisfactory to it that, during the period beginning on September 26, 2016 and ending on the Second Amendment Effective Date, the Parent shall have issued common Equity Interests in a private offering resulting in not less than $250,000,000 of gross cash proceeds to Parent.

3.8 The Administrative Agent shall have received evidence reasonably satisfactory to it (including mortgage releases and UCC-3 financing statement terminations) that (a) all Liens on the Vantage Midstream Assets and the Equity Interests in each of the Vantage Midstream Entities (other than Permitted Liens) associated with any credit facilities and funded Debt have been released or terminated, subject only to the filing of applicable terminations and releases (or arrangements for such release and termination reasonably satisfactory to the Administrative Agent have been made) and (b) all documents and instruments evidencing financing arrangements of the Vantage Parties set forth on Annex II hereto, and any other Debt of the Vantage Midstream Entities (other than Debt permitted under the Credit Agreement) have been, or substantially concurrently with the closing of the Vantage Midstream Acquisition shall be, redeemed, defeased or satisfied and discharged.

3.9 The Administrative Agent shall have received duly executed counterparts of (a) an assumption agreement executed by each of the Vantage Midstream Entities pursuant to which each such Vantage Midstream Entity will become a Guarantor and become party to the Guaranty and Collateral Agreement, (b) new mortgages executed by the applicable Vantage Midstream Entities covering the Midstream Properties, Deeds and Rights of Way comprising the Vantage Midstream Assets (but excluding all Buildings and Manufactured (Mobile) Homes (each as defined in the applicable Flood Insurance Regulations)), and (c) mortgage amendments to reflect the increase in the aggregate Commitments effectuated pursuant to this Second Amendment and the exclusion of all Buildings and Manufactured (Mobile) Homes (each as defined in the applicable Flood Insurance Regulations) from the Mortgaged Properties covered by the mortgages previously delivered by the Credit Parties prior to the Second Amendment Effective Date, in each case in form and substance reasonably satisfactory to the Administrative Agent. In connection with the execution and delivery of such Security Instruments and other documents, the Administrative Agent shall be reasonably satisfied that it will have, upon the recording of such Security Instruments and the requisite UCC financing statements, as applicable, first priority, perfected Liens (subject only to Permitted Liens) on (i) substantially all of the Vantage Midstream Assets, (ii) all other Property of the Vantage Midstream Entities purported to be pledged as Collateral pursuant to the Guaranty and Collateral Agreement and (iii) all of the Equity Interests issued by each of the Vantage Midstream Entities (and to the extent any such Equity Interests are certificated, the Borrower shall also have caused the applicable Credit Party to deliver the original stock certificates evidencing such Equity Interests together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof). The Lenders hereby authorize and consent to the Administrative Agent’s execution and delivery of the mortgage amendments referred to in clause (c) above.

3.10 To the extent reasonably requested in writing by the Administrative Agent at least 10 Business Days prior to the Second Amendment Effective Date, the Administrative Agent

shall have received, not less than three Business Days prior to the Second Amendment Effective Date, from the Credit Parties, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

3.11 The Administrative Agent shall have received a certificate of the Secretary, Assistant Secretary or a Responsible Officer of or with respect to each Credit Party, including the Vantage Midstream Entities (which may be given by an officer of the General Partner on behalf of itself and the Parent and any other Credit Parties), setting forth (a) resolutions of the members, board of directors or other appropriate governing body with respect to the authorization of such Credit Party to execute and deliver each Loan Document to which it is a party and to enter into the transactions contemplated in those documents, (b) specimen signatures of authorized officers of such Credit Party, and (c) the limited liability company agreement, the articles or certificate of incorporation or formation and bylaws (or comparable organizational documents) of such Credit Party, certified as being true and complete.

3.12 The Administrative Agent shall have received an opinion of Thompson & Knight LLP, special counsel to the Borrower and the other Credit Parties, and of local counsel in the Commonwealth of Pennsylvania, in each case in form and substance reasonably satisfactory to the Administrative Agent.

3.13 The Administrative Agent shall have received title information reasonably satisfactory to it with respect to the Vantage Midstream Assets.

3.14 The Administrative Agent shall have received a certificate of a Responsible Officer of the Parent certifying that the Parent and its Consolidated Restricted Subsidiaries, on a consolidated basis after giving effect to the Vantage Midstream Acquisition and the other transactions contemplated by this Second Amendment, are solvent.

3.15 The Administrative Agent shall have received or shall have available on-line through the “Electronic Data Gathering, Analysis and Retrieval” system (or any successor system thereof) maintained by the SEC (or any succeeding governmental authority) (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent and its Consolidated Restricted Subsidiaries, for the three most recently completed fiscal years ended at least 105 days before the Second Amendment Effective Date, (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Parent and its Consolidated Subsidiaries, for each subsequent fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended at least 55 days before the Second Amendment Effective Date (in each case, together with the corresponding comparative period from the prior fiscal year), (c) audited consolidated balance sheets as of December 31, 2013, December 31, 2014 and December 31, 2015 and the related statements of income, stockholders’ equity and cash flows of (A) Vantage Energy, LLC, (B) Vantage Energy II, LLC and (C) Vista Gathering, LLC, in each case, for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015, (d) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of (A) Vantage Energy, LLC, (B) Vantage Energy II, LLC and (C) Vista Gathering, LLC, in each case, for each subsequent interim fiscal period (other than the fourth fiscal quarter of any fiscal year) ended at least 45 days before the Second

Amendment Effective Date (in each case, together with the corresponding comparative period from the prior fiscal year), and (e) (i) a pro forma consolidated balance sheet of the Parent as of the Second Amendment Effective Date and (ii) pro forma consolidated projected statements of income, stockholders’ equity and cash flows for the Parent prepared on a quarterly basis for the fiscal years ending December 31, 2016 and December 31, 2017, in each case, prepared after giving effect to the Vantage Midstream Acquisition and the other transactions contemplated by this Second Amendment.

3.16 As of the Second Amendment Effective Date, after giving effect to the amendments to the Credit Agreement contained in this Second Amendment and to the consummation of the Vantage Midstream Acquisition, the total Commitments shall exceed the total Revolving Credit Exposure by not less than $300,000,000.

3.17 The Administrative Agent shall have received certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Borrower and each other Credit Party.

3.18 The Administrative Agent shall have received a certificate of insurance coverage of each of the Vantage Midstream Entities evidencing that the Vantage Midstream Entities are carrying insurance in accordance with Section 7.12 of the Credit Agreement.

3.19 The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 of the Credit Agreement in connection with any Borrowing to be made by the Borrower to fund a portion of the consideration being paid by the Credit Parties to REI and/or its subsidiaries in connection with the Vantage Midstream Acquisition.

3.20 The Purchase Agreement Representations (as defined below) shall be true and correct and the Specified Representations (as defined below) shall be true and correct in all material respects (except in the case of any Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided, that to the extent that any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the same shall be true and correct in all respects. As used herein, “Purchase Agreement Representations” means the representations made by or on behalf of the Vantage Parties in the Vantage Acquisition Agreement (including those contained in Article IV thereof) as are material to the interests of the Lenders (in their capacities as such), but only to the extent that REI has the right to terminate its obligations under the Vantage Acquisition Agreement or decline to consummate the transactions contemplated by the Vantage Acquisition Agreement as a result of a breach of such representations in the Vantage Acquisition Agreement, and “Specified Representations” means the representations and warranties contained in Sections 7.01, 7.02, 7.03 (solely with respect to clause (b) thereof), 7.08, 7.20, 7.21 (with respect to solvency of the Parent and its Consolidated Restricted Subsidiaries, on a consolidated basis after giving effect to the Vantage Midstream Acquisition and the other transactions contemplated by this Second Amendment) and 7.22 of the Credit Agreement.

3.21 Since December 31, 2015, there shall not have occurred a Material Adverse Effect (as defined in the Vantage Acquisition Agreement) or a Rice Material Adverse Effect (as defined in the Midstream Dropdown Agreement).

Section 4. New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Second Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Section 5. Limited Conditionality Provisions with respect to Funding of Loans on Second Amendment Effective Date. Notwithstanding anything to the contrary contained in this Second Amendment or the Credit Agreement, the Lenders party hereto agree that (a) Section 6.02 of the Credit Agreement shall not be applicable solely to the making of any Loans on the Second Amendment Effective Date to be used to consummate the Vantage Midstream Acquisition and (b) the only conditions to the effectiveness of this Second Amendment and to the making of such Loans on the Second Amendment Effective Date are those set forth in Section 3 hereof.

Section 6. Post-Second Amendment Effective Date Deliverables.

6.1 Flood Information and Flood Insurance. On or prior to the date that is ninety (90) days following the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion and notwithstanding any applicable deadlines for these deliverables set forth in Section 8.14(a) of the Credit Agreement), the Borrower shall have delivered to the Administrative Agent (i) a certificate of a Responsible Officer of the Parent certifying as to a true, correct and complete list, as of the date of such certificate, of all “Buildings” and “Manufactured (Mobile) Homes” (each as defined by the applicable Flood Insurance Regulations) located on real property that is subject to Liens created by the Security Instruments (which list shall specify the number of buildings at each location and shall include a full legal description sufficient to obtain the flood determinations described in the following clause (ii)), (ii) a life of loan flood hazard determination with respect to all Midstream Properties on which there exists a Building, (iii) if such real property is located in a special flood hazard area, evidence of flood insurance in such amounts as are acceptable to the Administrative Agent and in compliance with all applicable Flood Insurance Regulations, and (iv) such other certificates or notices reasonably required by the Administrative Agent to facilitate compliance with Governmental Requirements, each in form and substance reasonably satisfactory to the Administrative Agent.

6.2 Mortgages. On or prior to the date that is ninety (90) days following the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion and notwithstanding any applicable deadlines for these deliverables set forth in Section 8.14(a) of the Credit Agreement), the Borrower shall deliver to the Administrative Agent mortgages (or amendments to existing mortgages) and other Security Instruments sufficient to create first priority, perfected Liens (subject only to Permitted Liens) on all “Buildings” and “Manufactured (Mobile) Homes” (each as defined in the applicable Flood Insurance Regulations) located on real property that is subject to Liens created by the Security Instruments.

6.3 Control Agreements. On or prior to the date that is sixty (60) days following the Second Amendment Effective Date (or such later date as the Administrative Agent may agree in its sole discretion and notwithstanding any applicable deadlines for these deliverables set forth in the Guaranty and Collateral Agreement), the Borrower shall deliver to the Administrative Agent duly executed Control Agreements with respect to each Deposit Account, Securities Account and Commodity Account (other than, in each case, De Minimis Accounts) maintained by any Vantage Midstream Entity. Each capitalized term used in this Section 6.3 and not otherwise defined in this Second Amendment shall have the meaning given to such term in the Guaranty and Collateral Agreement.

The Borrower’s failure to timely comply with this Section 6, after giving effect to any extension contemplated in this Section 6 and agreed to by the Administrative Agent in its sole discretion, shall constitute an immediate Event of Default without notice or cure periods.

Section 7. Miscellaneous.

7.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Second Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Second Amendment, and this Second Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as expressly provided for herein. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

7.2 Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (i) acknowledges the terms of this Second Amendment, (ii) ratifies and affirms its obligations under the Guaranty and Collateral Agreement and the other Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty and Collateral Agreement and the other Loan Documents to which it is a party, (iv) agrees that its guarantee under the Guaranty and Collateral Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Obligations as amended hereby, (v) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof except (A) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (B) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (vi) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Second Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Second Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (vii) represents and warrants to the Lenders and the Administrative Agent that, immediately before, and after giving effect to this Second Amendment, no Event of Default exists.

7.3 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Second Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

7.4 No Oral Agreement. THIS WRITTEN SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES THAT MODIFY THE AGREEMENTS OF THE PARTIES IN THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

7.5 Governing Law. THIS SECOND AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

7.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Second Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, in each case to the extent required under Section 12.03 of the Credit Agreement.

7.7 Severability. Any provision of this Second Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8 Successors and Assigns. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature Pages Follow.]

The parties hereto have caused this Second Amendment to be duly executed as of the day and year first above written.

PARENT:	RICE MIDSTREAM PARTNERS LP,
a Delaware limited partnership

By: Rice Midstream Management LLC, a Delaware limited liability company, its general partner

	By:	/s/ Grayson T. Lisenby
	Name:	Grayson T. Lisenby
	Title:	Senior Vice President and Chief
Financial Officer

BORROWER:	RICE MIDSTREAM OPCO LLC,
a Delaware limited liability company

	By:	/s/ Grayson T. Lisenby
	Name:	Grayson T. Lisenby
	Title:	Senior Vice President and Chief
Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

GUARANTORS:	RICE POSEIDON MIDSTREAM LLC,
a Delaware limited liability company

	By:	/s/ Grayson T. Lisenby
	Name:	Grayson T. Lisenby
	Title:	Senior Vice President and Chief
Financial Officer

RICE WATER SERVICES (OH) LLC, a Delaware limited liability company

	By:	/s/ Grayson T. Lisenby
	Name:	Grayson T. Lisenby
	Title:	Senior Vice President and Chief
Financial Officer

RICE WATER SERVICES (PA) LLC, a Delaware limited liability company

	By:	/s/ Grayson T. Lisenby
	Name:	Grayson T. Lisenby
	Title:	Senior Vice President and Chief
Financial Officer

VANTAGE ENERGY II ACCESS, LLC, a Delaware limited liability company

	By:	/s/ Grayson T. Lisenby
	Name:	Grayson T. Lisenby
	Title:	Senior Vice President and Chief
Financial Officer

VISTA GATHERING, LLC, a Delaware limited liability company

	By:	/s/ Grayson T. Lisenby
	Name:	Grayson T. Lisenby
	Title:	Senior Vice President and Chief
Financial Officer

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

WELLS FARGO BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Matthew W. Coleman
Name: Matthew W. Coleman
Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Vanessa A. Kurbatsky
Name: Vanessa A. Kurbatsky
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

BMO HARRIS BANK N.A., as a Lender

By:	/s/ Gumaro Tijerina
Name: Gumaro Tijerina
Title: Managing Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

CITIBANK, N.A., as a Lender

By:	/s/ Peter Kardos
Name: Peter Kardos
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

FIFTH THIRD BANK, as a Lender

By:	/s/ Justin Bellamy
Name: Justin Bellamy
Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Evans Swann, Jr.
Name: Evans Swann, Jr.
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kristin N. Oswald
Name: Kristin N. Oswald
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

COMERICA BANK, as a Lender

By:	/s/ William B. Robinson
Name: William B. Robinson
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jessica McGuire
Name: Jessica McGuire
Title: Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

SUNTRUST BANK, as a Lender

By:	/s/ Chulley Bogle
Name: Chulley Bogle
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

COMPASS BANK, as a Lender

By:	/s/ Les Werme
Name: Les Werme
Title: Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Heather Han
Name: Heather Han
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

ZB, N.A. DBA AMEGY BANK, as a Lender

By:	/s/ John Moffitt
Name: John Moffitt
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

CITIZENS BANK NA,
as a Lender

By:	/s/ Scott Donaldson
Name: Scott Donaldson
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Justin Crawford
Name: Justin Crawford
Title: Authorized Signatory

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

DEUTSCHE BANK AG NEW YORK,
as a Lender

By:	/s/ Chris Chapman
Name: Chris Chapman
Title: Director

By:	/s/ Susan Fornies
Name: Susan Fornies
Title: Assistant Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

THE HUNTINGTON NATIONAL BANK,
as a Lender

By:	/s/ Jason A. Zilewicz
Name: Jason A. Zilewicz
Title: Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]

ABN AMRO CAPITAL USA LLC,
as a Lender

By:	/s/ Darrell Holley
Name: Darrell Holley
Title: Managing Director

By:	/s/ David Montgomery
Name: David Montgomery
Title: Executive Director

[SIGNATURE PAGE TO SECOND AMENDMENT TO CREDIT AGREEMENT – RICE MIDSTREAM OPCO LLC]